                                                   AMEN PROPERTIES, INC.
                                      EXHIBIT 11. COMPUTATON OF EARNINGS PER SHARE

                                                                      For the Three Months    For the Nine Months Ended
Period Ending   09/30/05                                            Ended September 30, 2005    September 30, 2005
------------------------                                            ------------------------- -------------------------

                                              Current     Year to
                           Net                Period       Date        Basic       Diluted       Basic       Diluted
                          Shares   Total       Days        Days       Weighted     Weighted     Weighted     Weighted
                          Added    Shares   Outstanding Outstanding    Shares       Shares       Shares       Shares
                         ------- ---------- ----------- ----------- ------------ ------------ ------------ ------------
Common Stock                  -  1,992,056          92         273   183,269,152  183,269,152  543,831,288  543,831,288
Common Stock
 Dividend                     -    209,300          92         273    19,255,600   19,255,600   57,138,900   57,138,900
Preferred A Stock --
 Convertible                  -    616,447          92         273            -            -            -            -
Preferred B Stock --
 Convertible                  -    233,317          92         273            -            -            -            -
Preferred C Stock --
 Convertible                  -    500,000          92         213            -            -            -            -
Common Stock -- Stock
 Option Issuance          4,859      4,859          37          37      179,783      179,783      179,783      179,783
                         ------- ----------                         ------------ ------------ ------------ ------------
End of period                 -  3,555,979                           202,704,535  202,704,535  601,149,971  601,149,971

Days Outstanding from
 Beginning of Period                                                         92           92          273          273
------------------------                                            ------------ ------------ ------------ ------------
Weighted average number
 of common shares
 outstanding                                                          2,203,310    2,203,310    2,202,015    2,202,015

Net (loss)
   From continuing
    operations                                                         (150,466)    (150,466)    (525,454)    (525,454)
   From discontinued
    operations                                                                -            -            -            -
------------------------                                            ------------ ------------ ------------ ------------
      Net (loss)                                                       (150,466)    (150,466)    (525,454)    (525,454)

Net (loss)  income per
 share
     From continuing
      operations                                                          (0.07)       (0.07)       (0.24)       (0.24)
     From discontinued
      operations                                                              -            -            -            -
------------------------                                            ------------ ------------ ------------ ------------
      Net (loss) income
       per share                                                          (0.07)       (0.07)       (0.24)       (0.24)
                                                                    ============ ============ ============ ============


                                                                       For the Three Months   For the Nine Months Ended
Period Ending   09/30/04                                             Ended September 30, 2004     September 30, 2004
------------------------                                            ------------------------- -------------------------

                                              Current     Year to
                           Net                Period       Date        Basic       Diluted       Basic       Diluted
                          Shares   Total       Days        Days       Weighted     Weighted     Weighted     Weighted
                          Added    Shares   Outstanding Outstanding    Shares       Shares       Shares       Shares
                         ------- ---------- ----------- ----------- ------------ ------------ ------------ ------------
Common Stock                  -  1,992,056          92         274  183,269,152  183,269,152  545,823,344  545,823,344
Common Stock
 Dividend                     -    209,300          92         274   19,255,600   19,255,600   57,348,200   57,348,200
Preferred A Stock --
 Convertible                  -    616,447          92         274            -   56,713,124            -  168,906,478
Preferred B Stock --
 Convertible                  -    233,317          92         274            -   21,465,164            -   63,928,858
                         ------- ----------                         ------------ ------------ ------------ ------------
End of period                 -  3,051,120                          202,524,752  280,703,040  603,171,544  836,006,880

Days Outstanding from
 Beginning of Period                                                         92           92          274          274
------------------------                                            ------------ ------------ ------------ ------------
                                                                      2,201,356    3,051,120    2,201,356    3,051,120

Net (loss)
 income
   From continuing
    operations                                                         (122,559)    (122,559)    (239,167)    (239,167)
   From discontinued
    operations                                                          109,191      109,191      347,499      347,499
------------------------                                            ------------ ------------ ------------ ------------
      Net (loss) income                                                 (13,368)     (13,368)     108,331      108,331
                                                                    ============ ============ ============ ============

Net (loss) income per
 share
   From continuing
    operations                                                            (0.06)       (0.04)       (0.11)       (0.08)
   From discontinued
    operations                                                             0.05         0.03         0.15         0.11
------------------------                                            ------------ ------------ ------------ ------------
      Net (loss) income
       per share                                                          (0.01)       (0.01)        0.04         0.03
                                                                    ============ ============ ============ ============

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